SIXTH AMENDMENT
TO REPLACEMENT MANAGEMENT AGREEMENT

This Sixth Amendment to Replacement Management Agreement (the "Sixth Amendment") is entered into on the 31st (day of January, 1997 to be effective as of the 4th day of Januarv, 1997 by and among AMI Operatine Partners, L.P., a limited partnershiporganized and existing under the laws of the State of Delaware (hereinafter referred to as the "Partnership"); Sixteen Hotels, Inc., a corporation organized and existing under the laws of the State of Maryland (hereinafter referred to as the "Corporation"); and Winegardner & Hammons, Inc., a corporation organized and existing under the laws of the State of Ohio with offices at 4243 Hunt Road, Cincinnati, Ohio 45242 (hereinader referred to as "Manager").

PRELIMINARY STATEMENTS

	1. The parties have entered into a certain Replacement Management Agreement (the "Management Agreement") to be effective as of January 4, 1992.

	2. The parties have also entered into a First Amendment to Replacement Management Agreement (the "First Amendment") to be effective as of December 31, 1992.

	3. The parties have also entered into a Second Amendment to Replacement Management Agreement (the ~Second Amendment") to be effective as of October 9, 1996.

	4. The parties have also entered into a Third Amendment to Replacement Management Agreement (the "Third Amendment") to be effective as of November 4, 1996.

	5. The parties have also entered into a Fourth Amendment to Replacement Management Agreement (the "Fourth Amendment") dated to be effective December 4, 1996.

	6. The parties have also entered into a Fifth Amendment Replacement Management Agreement (the "Fifth Amendment") dated to be effective December 20, 1996.

	7. For purposes of this Sixth Amendment, the Management Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment are collectively referred to as the "Agreement".

	NOW, THEREFORE. in consideration of the above Preliminary Statements, which shall be and by this reference are incorporated as part of this Sixth Amendment, the continued performance by the parties of their respective obligations under the Management Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

	1. The fifth line of Arricle 2.02 of the Agreement shall be modified by replacing the word "fifth" with the word "ninth".

	2. Article 3.01(b)(i)(aa) and (bb) shall be added to the Agreement to read as follows:

	"(aa) The Minimum Base fee Multiplier shall be increased from $65,000 tO $75,000 if at any time during either the Initial Term or any Renewal Term, a Qualifying Event shall have occurred with respect to either one or both of the two Baltimore Hotels described on Exhibit A-1 as the Holiday Inn
Baltimore-Inner Harbor (Downtown) and the Holiday lnn Baltimore-Int'l.
Airport (hereinafter collectively referred to as the "Two Hotels").

	(bb) For purposes hereof, a "Qualifying Event" shall mean the occurrence of any one of the following events during the Initial Term or any Renewal
Term as respects any one or more of the Two Hotels: Any one or more of the Two Hotels ceases to be operated under a franchise or license issued by Holiday Inns Franchising, Inc.; any one or more of the Two Hotels is sold to a Third Party Purchaser; any one or more of the Hotels is destroyed by fire or other casualty and not rebuilt, or is condemned."

3. Article 3.01(c)(i)(cc) shall be added to the Agreement to read as follows:

	"(cc) By way of further illustration, if the Qualifying Event described in
Article 3.01(b)(i)(bb) above occurred with respect to one of the Two Hotels, the Minimum Base Fee Multiplier would be increased from $65,000 to $75,000 for purposesof computing the Minimum Base Management Fee."

 4. Article 3.01(c)(ii)(cc) shall be added to the Agreement to read as follows:
	"(cc) By way of fiurther illustration, if the Qualifying Event descabed in
Article 3.O1(b)(ii)(bb) above occurred with respect to one of the Two Hotels, the Minimum Base Fee Multiplier would be increased from $65,000 to $75.000 for purposes of computing the Minimum Base Management Fee."

	5. The fifth line of Article 3.01(d) shall be modified by adding after the words "a Holiday Inn" the words "or any other Franchise".

	6. The second line of Article 3.01(h)(ii) shall be modified by replacing the number "$15,000" with the number "$17,500".

	7. Article 18.04(iv) shall be replaced in its entirety and rewritten to read as follows:

	"(iv) Commencing with the first day of Fiscal Year 1997 and continuing thereafter for the remainder of the Initial Term' the Partnership may only terminate the Agreement upon the occurrence of any one of the events collectively defined below as the "Events of Authorized Termination". Thus, commencing with the first day of Fiscal Year 1997, the Partnership specifically waives any rights to terminate the Agreement by the payment to Manager of a Termination Fee or other equivalent fee or payment. The "Events of Authorized Termination" are hereby defined to include any one or more of the following events:

	(aa) The occurrence of an Event of Default which results in Manager being a Defaulting Party under the Agreement and the subsequent election by the Pastnership to exercise its rights of termination pursuant to
Article 14.02 above;

	(bb) The sale of all of the Hotels identified on Exhibit A to a Third Party Purchaser; or

	(cc) The acquisition of all of the Hotels identified on Exhibit A by the Successor Entity."

	8. Article 18.04(v), (vi), (vii) and (viii) shall be added to the Agreement to read as follows:

	"(v) If the parties elect to extend the term of the Agreement for any one or more of the Renewal Terms, then during any one of such Renewal Terms, the Agreement mav only be rerminated bv the Partnership if any one of the Events of Authorized Termination occurs during the applicable Renewal Term.

	(vi) Upon the occurrence of any of the Events of Authorized Termination, the Agreement shall automatically terminate without penalty as of the date of the occurrence of such event. Such termination shall not, however, release either Manager or the Partnership from anv obligations under the Agreement arising or accruing prior to the effective date of the termination of the Agreement.

	(vii) If the Successor Entity acquires all or some of the Hotels. then the Agreement shall remain in full force and effect, and Manager shall continue to perform its services thereunder for the benefit of the Successor Entiny; provided. however, that the Agreement shall be deemed to have been amended in accordance with the provisions set forth in the Comfort Letter
(which amendments include. but are not limited to, the fact that either the Successor Entity or Manager shall have the right to terminate the Agreement at any time, with or without cause, provided that in the event of a termination without cause, the party so terminating shall give the other party not less than ninety (90) days prior written notice of such termination).
Notwithstanding the foregoing to the contrary, however, the provisions in the Comfort Letter shall be specifically amended and otherhise modified by the provisions of this Sixth Amendment to provide that, if the Successor Entity is the party terminating the Agreement without cause, such tennination shall not impose anv obligation upon the Successor Entity to pay to Manager any Termination Fee. At the request of any one of the Holders or Lenders, Manager shall enter into appropriate modifications to the Comfort Letter to reflect modifications set forth in the prececding sentence.

	(viii) If the Successor Entity acquires some (but not all) of the Hotels, then, as between Manager and Partnership the Agreement shall remain in effect only with respect to those Hotels which have not been acquired by any Successor Entity. Upon such an occurence, the provisions relative to the payment of a Minimum Base Management Fee as set forth in Article
3.01(b) and (c) of the Agreement shall be applicable."

9. Article 18.06 shall be added to the Agreement to read as follows:

	"18.06 Lien Rights. Nothing contained in the Agreement shall be construed or otherwise interrupted as granting to Manager a security interest in and/or to any one or more of the Hotels or shall otherwise constitute a lien or encumbrance on or against the land on which any one or more of the Hotels is located."

10. Article 18.07 shall be added to the Agreement to read as follows:

	"18.07 Assignment of Interest in Mortgage Loans and Ternination Rights of any Successor Entity.

(a) The parties acknowledge and confirm that:

	(i) ALI Inc. is the successor in interest to, and has been substituted for certain of the fimns named as Lenders or Holders and included in the Lending Group, as those terms are defined in the Agreement and the Comfort Letter;

	(ii) Definitions and reference in the Agreement or the Comfort Letter to Lenders, Holders, Lending Group, Successor Entity or any other comparable term shall include ALI Inc. and the successors and assicns of ALI Inc. or other member of the Lending Group;

	(iii) The current listing of the Lenders and Holders is as set forth on Exhibits 2 and 3 attached hereto;

	(iv) Crown NorthCorp has replaced Norwest Bank Minnesota,
N.A. as the "Agent" (which term shall have the meaning as set forth in the Comfort Letter); and

	(v) To the extent there is any conflict in the terms, provisions or conditions set forth in this Sixth Amendment with the terms, provisions and conditions set forth in the Comfort Letter, the parties acknowledge and agree that the terms, provisions and conditions of the Sixth Amendment shall govern and control."

	(b) In the event all or some of the Hotels are acquired by any Successor Entity, the provisions set forth in the Comfort Letter, as specifically modified by the provisions set forth in Article 18.04(vii) which have been added to the Agreement by the provisions of this Sixth Amendment, shall govern and control with respect to the termination rights granted to the Successor Entity or Manager."

11. Article 18.08 shall be added to the Agreement to read as follows:

	~18.08 Additional Termination Rights of Partnership and Manager. Notwithstanding any of the other provisions set forth in Article 18 of the Agreement. Including but not limited to the provisions set forth in Article
18.04 (iv), either Partnership or Manager shall have the right to terminate the Agreement at any time, with or without cause, provided that in the event of a termination without cause. the parties so terminating shall give the other party not less than ninety (90) days prior written notice of such termination and provided further that the Partnership may not terminate the Agreement without the prior written consent of ALI Inc.
or its successors. which consent may be given or withheld in the sole discretion of ALI Inc. or its successors. If the Partnership is the party terminating the Agreement without cause, such termination shall not impose any obligation upon Partnership to pay to Manager any Termination Fee."

	12. Article 90.01(v) shall be replaced in its entirety and re-written to read as follows:

	"(v) Lending Group -- currently the lenders who are listed on Exhibit 3 annexed hereto and who are referred in the Comfort Letter as the Holders who collectively hold the Existing Mortgage to the Partnership."

	13. Article 20.01(hh.1) shall be amended by the addition of the following sentence at the end the Article to read as follows:

	"The current Lenders under the Priming Loan Agreement are as set forth on Exhibit 2 attached hereto, and the current Agent under the Priming Loan Agreement is Crown NorthCorp."

	14. Article 21.01(rr), (ss) and (tt) are hereby added to the Agreement to read as follows:

	"(rr) Comfort Letter - that letter from Manager dated May 6, 1992 addressed to Norwest Banlc, Minnesota, N.A. and IBJ Schroder Bank & Trust Company, a copy of which is attached hereto as Exhibit 1 and incorporated herein by this reference as if fully restated below.

	(ss) Events of Authorized Ternunation - a collective term to describe each of the events set forth in Article 1 8.04(iv) of the Agreement.

	(tt) Successor Entity - the term shall have the meaning as set forth in the Comfort Letter."

	15. On Exhibit B in Calculation 2 the "schedule" (located at the bottom of page 1 of Exhibit B) used to compute the Incentive Management Fee on an annualized basis shall be replaced in its entirety and rewritten to read as follows:

	"PRID: Hurdle         Incentive Mgt. Fee	       Applicable Percentage on
	on an Annualized	     on an Annualized	         Amounts in Excess of PRID
	Basis	Basis	Hurdle
	$7,500,000                $0	                         10.0%
	$10,000,000	              $250.000	                   17.5%
	$12,500,000	              $687,500 	                  22.5%"

	16.	The first full paragraph on page 2 of Exhibit B beginning with the words
"For purposes of illustration" shall be replaced in its entirety and rewritten
to read as	follows:

	"For purposes of illustration, if after the expiration of the first quarter in any Calculation Period, the PRID was $3,750,000; the PRID computed on an annualized basis would be $15,000,000, and the Incentive Management Fee computed on an annualized basis would be $1,250,000 "

	17. Paragraph (d) on page 7 of Exhibit B entitled "Applicable Percentage" shall be replaced in its entirety and rewritten to read as follows:

	"(d) Applicable Percentage~ those percentages set forth in Calculation 2 above (i.e. 10%, 17.5% and 22.5%) which are used to compute the amount of Incentive Management Fee if the PRID computed on an annualized basis is in excess of the PRID Hurdle."

	18. The penultimate and last line of Article 2.03 of the Agreement shall be deleted in their entirety and replaced with the words "extend the term of the Agreement at any time".

	19. Except as modified above, all other provisions in the Agreement, including but not limited to all of the Amendments thereof and shall remain in full force and effect.

IN WITNESS WHEREOF. the parties have duly executed and delivered this Second AmendmeM. effective as of the day and year first above written, to evidence their understanding on such date.

                                  PARTNERSHIP:
                                  AMI OPERATING PARTNERS, L.P.

	Witness:                         By: PRIME-AMERICAN REALTY CORP.,
		                                    its general partner

                                  /s/ S. Leonard Okin
                                      Its: Vice President

                               			CORPORATION:
			                               SIXTEEN HOTELS, INC;

                                  /s/ J. Erik Kamfjord
                                      Its: President

	                               		MANAGER:
                                  Winegardner & Hammons, Inc.

                                  /s/ J. Erik Kamfjord
                                      Its: President

Exhibit 1


WINEGARDNER & HAMMONS, INC.
4243 HUNT ROAD
CINCINNATI, OHIO 45242

May 6, 1992
Norwest Bank Minnesota, N.A.
6th Street and Marquette Avenue
Minneapolis, Minnesota 55479
Att: Corporate Trust Department

IBJ Schroder Bank and Trust Company
One State Street
New York, New York 0004
Att: Mr. Max Volmar

Re: Holiday Inn Hotels listed on Exhibit A

Gentlemen:

	Winegardner & Hammons, Inc. (~W&H"), has entered into a Replacement Management Agreement and a Construction Services Agreement (respectively the "Management Agreement" and the "conseruction Services Agreement", and collectively, the "Agreements", with AMI Operating Partners L.P. ("AMI"), pursuant to which W&H has agreed to provide management and construction supervision services for 16 Holiday Inns owned by AMI and more particularly described in Exhibit A annexed hereto (collectively, the "Hotels").

	In connection with the Agreements, you have advised us as follows:

A. The Lenders listed in Exhibit 9 annexed hereto (the "Lenders", have agreed to make a loan (the "First Loan"), to AMI secured in part by a mortgage lien on the Hotels, as more particularly set forth in a Loan Agreement dated as of February 28, 1992 (as the same may from time to time be amended, the "Priming Loan Agreement"). The First Loan is held in the name of Norwest Bank Minnesota, N.A. as agent (together with its successors as agent, the "Agent").

B. The Holders listed in Exhihit C annexed hereto (the
"Holders") have made a loan ( the "Second Loan") to AMI secured in part by a mortgage lien on the Hotels, as more particularly set forth in a Note Purchase and Loan Agreement dated as of December 15, 1996 (as the same may from time to time be amended, the "Loan Agreement"). The Second Loan ls held in the name of I.B.J. Schroeder Bank and Trust Company, as servicer (together with its successors as servicer or agent, the "Servicer").

C. AMI has filed a petition seeking relief under the provisions of Chaprer 11 of title 11 of the United States Code, Case No. 92B-41245 (PBA) (the "Bankruptcy Proceeding") with the United States Bankruptcy Court, Southern District of New York (the "Bankruptcy Court").

D. Subject to the confirmation by the Bankruptcy Court of the Plan of Reorganization filed by AMI in connection with the Bankruptcy Proceeding, the Lenders will enter into certain modififarions of the First Loan with AMI, and the Holders will enter into certain modifications of the second Loan with AMI.

E. The obligations of the Lenders in connection with the First Loan and the modification thereof referred to in clause D above, and the obligations of the Holders in connection with the modification of the Second Loan referred to in clause D above, are contingent upon W&H executing and delivering this letter, and the execution and delivery of this letter by W&H is a material inducement to the Lenders and Holders to enter into such obligations.

F. AMI has consented to W&H's allowing the inspection, by the Agent, the Servicer, the Lenders and the Holders, of the books and records held by W&H, and to the receipt by each of said parties of information from W&H regarding the Hotels.

Accordingly, we agree with you as follows:

1. As used herein:

	(a) The term "Loans" shall mean, collectively, the First
Loan and the Second Loan.

	(b) The term "Required Landers" shall have the meaning set forth in the Priming Loan Agreement.

	(c) The term "Required Holders" shall have the meaning set forth in the Loan Agreement.

	(d) The term "Successor Entity" shall mean any of (1) the Agent and its successors, (2) the Servicer and its successors,
(3) the Lenders or any Lender, (4) any nominee or designee of the Agent, the Lenders or any Lender; (5) the Holders or any Holder,
(6) any nominee or designee of the Servicer, the Holders, or any Holder, or (7) any other party aqcuiring title (which shall include, where applicable, aqcuisition of a leasehold interest) to the Hotels or any Hotel pursuant to a foreclosure of either of the Loans or pursuant to a deed in lieu of foreclosure, or from any entity otherwise referred to in clauses (1) through (7) of this Paragraph 1(d).

2. W&H hereby certifies that:

(a) The Agreements have been executed and delivered contemporaneously herewith, are unmodified and in full Force and effect, to the best of W&H's knowledge there are no defaults thereunder, and all fees and other payments payable to W&H thereunder are current;

(b) There are in existence, and were in existence at the time of the first Advance under the Priming Loan Aqreement, no Plans and Specifications (as defined n the Prining Loan Agreement) other than those relating to the Inner Harbor Alterations (as defined in the Priming Loan Agreement) more particularly described in Exhibit M-7 to the Priming Loan Agreement (the "Inner Harbor Plans and Specifications");

(c) Any existing Contracts (as defined in the Priming Loan
Agreement have been approved by W&H and, if required by the Priming Loan Agreement, by the Consulting Professional (as defined in the Priming Loan Agreement);

(d) Completion of the Inner Harbor Alterations and the Work in accordance with the Plans and Specifications and the Construction Schedule will satisfy all existing deficiencies raised by Holiday Inns, Inc. and its franchising affiliates (collectively, "HII") with respect to the Hotels, including, without limitation, any Product Improvement Programs;

	(e) With the exception of the Inner Harbor Alterations and certain of the Work to be performed at the Lancaster East Hotel, none of the Work to be performed requires architect's plans to be prepared; and

(f) With the exception of the Inner Harhor Alterations and certain of the work to be performed at the Lancaster East Hotel, none of the Work to be performed requires any approval of HII.

3. W&H hereby consents to the collateral assignment of the Aqreements by AMI to each of the Agent and the Servicer, as security for repayment of the respective Loans (as the same may be modified), but such assignment shall in no event be construed or deemed to be an assumption by the Agent, the Servicer, the Lenders, or the Holders of any obligations of AMI under the Agreements.

4. W&H hereby acknowledges and agrees that, notwithstanding anything to the contrary contained in Section 5.09(b) of the Management Agreement, the Cash Reserve for Capital Replacements (referred to in the Priming Loan Agreement as the "FF&E Account~) shall be held by the Lenders or the Holders, or as they may direct, pursuant to the Priming Loan Agreement or the Loan Agreement, as the same may be modified from time to time.

5. W&H will provide both the Agent and the Servicer at the above addresses (or such other addresses as may be specified in a notice to W&H) with copies of all notices of default on the part of AMI under the Agreements, and shall afford each of the Agent and the Servicer an opportunity to cure such defaults, which rights shall be coincident and coterminous with the right of AMI to effect such cure, except that each of the Agent and the Lender shall have an additional fifteen (15) day period, after the expiration of the period in which AHI is required to effect such cure, to effect the same ( and performance by the Agent or the Servicer shall be accepted by W&H as though the same had heen performed by
AMI), and there shall be no default deemed to exist under the Agreements unless such cure shall not have been completed within such period.

6. Anything in the Agreements or by law notwithstanding, W&H will not assert any right it might have to terminate the Agreements or performance of its services thereunder as the result of a default by AMI without giving written notice thereof to the Agent and the Servicer, specifying the claimed default, and notwithstanding the occurrence of any such default, W&H shall take no action to rescind or terminate the Agreements and shall, at the request of either the Agent or the Servicer, continue performance of its obligations thereunder, in accordance with the terms thereof, provided that the default shall be cured (as provided in Paragraph 5 hereof or otherwise), and W&H shall, be paid for its services in accordance with the fee schedules set forth in the Agreements.

7. In the event all or some of the Hotels are acquired by any Successor Entity, the Aqreements shall remain in full force and effect, and W&H shall continue to perform its services thereunder for the benefit of the Successor Entity, provided, however, that the Agreements shall be deemed to have been amended in the following respects (and, at the request of the Successor Entity or W&H, the parties shall enter into modification of the Agreements to evidence such amendments):

	(a) There shall be no payment by the Successor Entity of any Administrarion Fee, termination Fee or any other fee or charge under the Agreements in connection with the transfer of the Hotels to the Successor Entity (it being understood that the provisions of the Management Agreement relating to Administtation and Termination Fees shall, however, remain applicable in accordance with their terms to future transactions);

	(b) The Successor Etity or W&H shall have the right to terminate the Agreements at any time, with or without cause, and without payment of any Administration Fee, Termination Fee, or any other fee or charge, provided that in the event of a termination without cause the party so terminating shall give the other party not less than ninety (90) days prior written notice of such termination, and if the Successor Entity is the party terminating without cause, the provisions of the Management Agreement relating to the Termination Fee shall remain applicable in accordance with their terms);

	(c) Upon termination of the Management Agreement by the Successor Entity, without cause, for less than all of the Hotels, W&H shall be entitled to an Administration Fee as respects the Hotels for which the Management Agreement is terminated, on the terms and conditions set forth in the Management Agreement:

	(d) Any provisions in either of the Agreements relating to arbitration shall be deemed to have been deleted;

	(e) W&H shall not be permitted to undertake any actions not provided for in the then-approved Annual Plan (other than in connection with the day-to-day operations of the Hotels) without the prior written consent of the Successor Entity (it being understood that at the time of transfer or thereafter, the Successor Entity may, at its option, consent in advance to certain deviations from an approved Annual Plan);

	(f) All employees of the Hotels (includinq, without limitation, the Hotels located in the state of Connecticut and the Commonwealth ot Pennsylvania) shall become employees of Sixteen Hotels, Inc., or another affiliate of W&H, it being understood that any sales tax payable in connection therewith shall be deemed to be an operating expense of the Hotels, but will be excluded from the computation of any Incentive Managenent Fee under the Management Agreement; and

	(g) Any employee benefit plans affecting the Hotels will be subject to the review and approval of the Successor Entity.

Neither the Agent, the Servicer, the Lenders or any Lender, or the Holders or any Holder. or any nominee or designee of any of them, shall incur any personal liability to W&H under the Aqreements as the result of any such acquisition or transfer except to the extent that (and for so long as) any such entity becomes the owner of any of the Hotels.

8. If the Agreements shall terminate for any reason, or be rejected or disaffirmed pursuant to any bankruptcy law or any other law affectng creditors' rights. W&H shall, if notice has not theretofore been provided to the Agent or the Servicer, immediately notify the Agent and the Servicer of such termination, rejection or disaffirmance, and the Agent or the Servicer (or entities designated by either of them) shall have the right, exercisable by notice to W&H within sixty (60) days after the Agent or the Servicer (or other Successor Entity) obtains possession of the Hotels, to enter into new agreements for the management and providing of construction supervision services with respect to the Hotels (or those of the Hotels acquired by the Agent, Servicer, or other Successor Entity) on the same terms and conditions as are contained in the Agreements (as amended by clauses (a) through (g) of Paragraph 7) for tbe remainder of the term of the Agreements. The receipt of such new agreements shell be subject to the curinq, by the Agent, Servicer, or other Successor Entity, of any outstanding curable defaults under the Agreements. If both Loans are in effect and both the Agent and the Servicer send the notices referred to in this Paragraph 8, the notice sent by the Agent shall take precedence. The provisions of this Paragraph 8 shall survive the termination of the Agreements.

9. W&H shall not amend, modify or, (subject to the provisions of this letter) terminate the Agreements without the prior written consent of Required Lenders and Required Holders.

10. From time to time, at the request of any of the Agent, the Servicer, Required Landers, or required Holders, W&H will execute and deliver to the party so requestinq an estoppel certificate indicatinq (a) that the Agreenents are unmodified (or, if modified, settinq forth the modifications) and in full force and effect, and that to the knowledge of W&H there is no default (or specifying any default of which W&H has knowledge or notice), the date of expiration of the term of the Aqreements, and the dates through which W&H has received payment under tbe Agreements, it being understood that any such certification may be relied upon by the Agent, the Servicer, the Lenders, the Holders, and any Successor Entity.

11. The Agent, the Servicer, the Lenders, the Holders, and any Successor Entity shall have the same rights as are afforded to AMI under the Agreements to inspect books and records held by W&H with respect to the Hotels, and to the receipt of information regarding the Hotels from W&H.

12. All amounts otherwise payable to AMI under the Agreements shall instead be paid into the Excess Cash Account (as such term is defined in the Priming Loan Agreement) or otherwise applied as required by the Priminq Loan Agreement or the Loan Agreement (as the same may be modified from time to time).

13. Copies of all notices under this letter shall be sent by certified mail, return receipt requested, or by personal delivery (including by nationally recognized courier service). A copy of any notice sent to the Agent or the Servicer shall be sent to Rosenman & Colin, 575 Madison Avenue, New York, New York lOO22,
Att: Stephen R. Senie, Esq. Notices shall be deemed to have been received upon the earlier of actual receipt thereof or the third calendar day after mailing. Any party may change its address by notice to the other party in accordance with this Paragraph 13.

14. W&H acknowledges that nothing contained in the Agreements shall be deemed an amendment to either the Priming Loan Agreement or the Loan Agreement, or to constitute a waiver by the Agent, the Servicer, the Lenders or the Holders of any provision thereof.

15. The parties acknowledge that the Agent, the Servicer, the Lenders, the Holders, and W&H are each relying on the matters contained herein.

Please indicate agreement with the terms of this letter by signing and returning one copy to W&H.

Very truly yours,

WINEGARDNER & HAMMONS, INC.

By: /s/ J. Erik Kamfjord

Title: President

AGREED AND ACCEPTED:

NORWEST BANK MINNESOTA, N.A.

By: /s/ Maya Mortenson
Title: Corporate Trust Officer

IBJ SCHRODER BANK AND TRUST COMPANY

By: Barbara McCluskey
Title: Assistant Vice President

EXHIBIT A
LIST OF PROPERTIES

1 Baltimore South Holiday Inn
GLen Burnie, MD

2 Belmont Holiday Inn
Baltimore, MD

3 BWI Airport Holiday Inn
Baltimore, MD

4 Cromwell Bridge Holiday Inn
Towson, MD

5 Frederick Holiday Inn
Frederick, MD

6 Glen Burnie Holiday Inn
Glen Burnie, MD

7 Inner Harbor Holiday Inn
Baltimore, MD

8 Moravia Holiday Inn
Baltimore, MD

9 Plkesville Holiday Inn
Pikesville, MD

10 Billy Budd Holiday Inn
York, PA

11 East Market Street Holiday Inn
York, PA

12 Hazleton Holiday Inn
Hazleton, PA

13 Lancaster North Holiday Inn
Lancaster, PA

14 Lancaster East Holiday Inn
Lancaster, PA

15 East Hartford Holiday Inn
Hartford, CT

16 New Haven Holiday Inn
New Haven, CT

EXHIBIT B

LENDERS

Century Life of America
Jackson National Life Insurance Company
Messachusetts Mutual Life Insurance Company

EXHIBIT C

HOLDERS

Century Life of America
Daiwa Bank Trust Company
Foothill Capital Corporation
The Hokkaido Takushoku Bank, Ltd.
Jackson National Life Insurance Company
Massachusetts Mutual Life Insurance Company
Pan American Life Insurance
United Postal Savings

EXHIBIT 2

LENDERS

ALI Inc.


EXHIBIT 3

HOLDERS

ALI Inc.
Foothill Capital Corporation
TCW Asset Management
ING (US) Capital Corporation

(10) (p)

Siegel Rich INC.

Analyze, Facilitate, Resolve.

March 11, 1997

Mr. Leonard Okin
Prime America Realty
11 Harristown Road
Glen Rock, NJ 07452

Re: Prime Motor Inns Limited Partnership and AMI Operating Partners, L.P.

Dear Mr. Okin:

This letter confirms the engagement of Siegel Rich Inc., by the above-referenced organizations (the "Company") to serve in the capacity of business advisor.

It should be understood that our role is strictly advisory and that all decisions and action steps are made by management and not by us.

Scope of Engagement

To help you develope a focused business strategy.

To act as a sounding board, sharing our ideas and insights on all business matters when you feel our input will be of benefit to you in the decision making process.

To help coordinating together with you, other professionals and personnel in order to see that your needs are appropriately met in a timely and cost effective manner.

To help structure and negotiate potential transactions.

To help you weigh the pros and cons of an alternative before you take an action step.

Professional Fees

	Fees for our service are based on the time devoted at $300 per hour plus out-of-pocket disbursements.

Indemnification

	In consideration of the services of Siegel Rich Inc., the Company agrees to indemnify and holds harmless Siegel Rich Inc. and its officers and employees from and against any losses, claims, damages or liabilities (or actions in respect thereof) to which any Indemnified Party may become subject as a result of or in conjunction with Siegel Rich Inc. rendering services hereunder. The Company agrees to reimburse any expenses, including reasonable fees of its separate counsel, as they are incurred in connection with investigating, preparing or defending any action or claim related to or in connection with this Agreement.

	Please be assured that we are ready to serve you in any appropriate manner.
We believe that we are uniquely qualified, by virtue of our backgrounds, and bring the kind of caring that can effectively add to your business.

                              Very truly yours,

                              SEGEL RICH INC.

                              By: /s/ Paul Rich

By:	/s/ S. Leonard Okin

on behalf of
Prime Motor Inns Limited Partnership
and AMI Operating Partners L.P.